UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2016

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)
On July 12, 2016, the Finance and Audit Committee of the Board of Directors of Carver Bancorp, Inc. (the “Company”), after consultation with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, determined that the Company will restate its consolidated financial statements for the fiscal year ended March 31, 2015 and each of the quarters of 2015 and 2016. Accordingly, investors should no longer rely upon the Company’s previously released consolidated financial statements for the time periods cited above. In addition, investors should no longer rely upon earnings releases for these periods, the report of KPMG for the fiscal year ended March 31, 2015, and other communications relating to these consolidated financial statements.

The Company has concluded that a material error was made related to the accrual of data processing and other expenses related to invoices paid to the Bank’s core system service provider. In fiscal 2016, the Company recognized expenses on invoices paid to its core system service provider. During the preparation and audit of the fiscal 2016 consolidated financial statements, management determined that certain of these expenses should have been recognized in fiscal 2015. As a result, the Company anticipates that the restatement for this material error and certain other matters will include a reduction in net income and result in a net loss for fiscal 2015. The restated consolidated financial statements for the fiscal year ended March 31, 2015 have yet to be audited.

On June 30, 2016, the Company indicated that it expected to file the Form 10-K for the fiscal year ended March 31, 2016 on or before the fifteenth calendar day following the prescribed due date. However, based on the Company’s determination that a restatement of its consolidated financial statements for the periods cited above is necessary, the Company did not file its Annual Report on Form 10-K with the SEC as scheduled. Although the Company cannot at this time estimate when it will complete the restatement and file its audited restated consolidated financial statements and its Form 10-K for the year ended March 31, 2016, it is diligently pursuing completion of the restatement and intends to file the Form 10-K as soon as reasonably practicable.

The Finance and Audit Committee and management have discussed the matters disclosed in this filing with KPMG.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates,” “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s intent to restate its prior consolidated financial statements and the estimated adjustments of the restated financials, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company’s and its audit committee’s internal review, the risk that the process of preparing and auditing the restated consolidated financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of its consolidated financial statements, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits. Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: July 15, 2016	By:	/s/Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer